News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2019
First Quarter Financial Results
MILPITAS, Calif., November 12, 2018 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or the “Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2019 first quarter ended September 28, 2018.
Commenting on the Company’s fiscal 2019 first quarter results and business activity, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “While our first quarter results came in below our expectations, our business remained profitable on an Adjusted EBITDA basis. We expect a strong second quarter and remain on track for growth and improved profitability. Our competitive position continues to strengthen globally and we see new opportunities for growth in all of our key verticals and geographies.”
Fiscal 2019 First Quarter Results Comparisons
The Company reported total revenues of $60.5 million for its fiscal 2019 first quarter as compared to $56.2 million in the comparable fiscal 2018 period, an increase of $4.3 million or 7.7%. International revenue increased by $7.6 million or 30.0%, offset by a decline in North American revenue of $3.2 million or 10.4%.
GAAP gross margin for the fiscal 2019 first quarter was 29.6%, as compared to 30.8% in the comparable fiscal 2018 period, a decrease of 120 basis points. Non-GAAP gross margin for the fiscal 2019 first quarter was 29.6%, as compared to 30.8% in the comparable fiscal 2018 period, a decrease of 120 basis points. Product and service margins declined year-over-year due to lower concentration of North America revenue as a percentage of the total mix. The Company anticipates significant sequential improvement in gross margin and reaffirms its prior guidance for fiscal 2019.
GAAP total operating expenses, excluding restructuring charges, for the fiscal 2019 first quarter were $18.6 million as compared to $18.5 million in the comparable fiscal 2018 period, an increase of $0.1 million or 0.7%. Non-GAAP total operating expenses for the fiscal 2019 first quarter, excluding the impact of share-based compensation and restructuring charges, were $18.3 million as compared to $17.6 million reported in the fiscal 2018 first quarter, an increase of $0.7 million or 3.7%. The increase in non-GAAP operating expenses were primarily related to growth-related activities in sales, marketing and R&D.
GAAP operating loss was $1.5 million for the fiscal 2019 first quarter, as compared to an operating loss of $1.2 million for the comparable fiscal 2018 period, a year-over-year increase of $0.3 million. Non-GAAP operating loss was $0.4 million for the fiscal 2019 first quarter compared to $0.3 million for the comparable fiscal 2018 period.

The Company reported GAAP net loss from continuing operations of $0.8 million or net loss of $0.14 per diluted share, and non-GAAP loss from continuing operations of $0.6 million or non-GAAP loss of $0.12 per diluted share. This compares to a GAAP and non-GAAP loss from continuing operations of $0.7 million and $0.6 million or a net loss of $0.12 and $0.12 per diluted share for the comparable fiscal 2018 period.
Adjusted EBITDA for the fiscal 2019 first quarter was $0.9 million flat compared to the comparable fiscal 2018 period.
Cash, cash equivalents and restricted cash were $28.4 million as of September 28, 2018, as compared to $37.4 million as of June 29, 2018, a decrease of $9.0 million. The decrease in cash during the period was attributable to an increase in working capital requirements, stemming from an increasing number of projects, mainly in North America, that require higher working capital and timing related to cash collection with a few of our larger customers in the Middle East and Africa. We expect to see improvements in these areas in the second quarter of fiscal 2019.
A reconciliation of GAAP to non-GAAP financial measures for the first quarter of fiscal 2019 along with the accompanying notes is provided in Table 3 below.
Fiscal 2019 First Half Outlook

•	For first half of fiscal 2019, the Company anticipates revenue to be in the range of $121.0 to $125.0 million.

•	Non-GAAP gross margins are anticipated to be approximately 32.0% to 33.0%.

•	Non-GAAP operating expenses are anticipated to be approximately $37.0 to $38.0 million.

•	Non-GAAP operating income is expected to be in the range of approximately $2.5 to $3.5 million and Adjusted EBITDA of approximately $3.5 to $4.5 million, largely in line with prior expectations.

•	The Company anticipates an improvement in its cash position from the 2019 first quarter of $3.0 to $5.0 million.
Fiscal 2019 Full Year Outlook

•
The Company anticipates fiscal 2019 revenue to be in the range of $250.0 to $260.0 million, representing year-over-year growth of between approximately 4% and 7%. The modest adjustment to prior guidance takes into account the delay of a major state contract, which the Company believes will materialize, just at a later date, as well as more conservative expectations in Africa.

•
Non-GAAP gross margins are anticipated to be approximately 32.0% to 33.0%, with potential upside based on geographic and product/service mix, as well as the positive impact expected from further process enhancements.

•
Non-GAAP operating expenses are anticipated to be approximately $75.0 to $77.0 million, which include the anticipated savings from the recently announced organizational changes. The modest year-over-year increase is based primarily on the Company’s focus on allocating investment dollars towards growth and product development initiatives in the current fiscal year.

•	At the mid-point of the ranges provided, this would result in non-GAAP operating income of approximately $7.0 million and Adjusted EBITDA of approximately $12.5 million.

•
Additionally, the Company anticipates improvements in working capital and balance sheet metrics and expects to finish the year with an improvement in its cash position, consistent with prior expectations.

Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on November 12, 2018 to discuss its financial results for the fiscal 2019 first quarter. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 9479405. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events-and-presentations/events.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision (benefit), income (loss) from continuing operations attributable to Aviat Networks, basic and diluted net income (loss) per share from continuing operations attributable to Aviat Networks, adjusted income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand its performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance.

Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat Networks with their critical applications. Coupled with a long history of microwave innovations, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat Networks have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2019, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.

For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on August 28, 2018 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Glenn Wiener
GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / gwiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2019 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 28, 2018	June 29, 2018	September 29, 2017
Revenues:
Revenue from product sales	$39,125	$38,213	$35,067
Revenue from services	21,379	24,295	21,115
Total revenues	60,504	62,508	56,182
Cost of revenues:
Cost of product sales	26,799	23,961	23,663
Cost of services	15,780	15,362	15,223
Total cost of revenues	42,579	39,323	38,886
Gross margin	17,925	23,185	17,296
Operating expenses:
Research and development expenses	4,937	5,054	4,798
Selling and administrative expenses	13,706	15,586	13,722
Restructuring charges	796	1,531	2
Total operating expenses	19,439	22,171	18,522
Operating (loss) income	(1,514)	1,014	(1,226)
Interest income	51	49	58
Interest expense	(5)	(5)	(6)
Other expense	—	—	(30)
(Loss) income before income taxes	(1,468)	1,058	(1,204)
(Benefit from) provision for income taxes	(718)	1,152	(639)
Net loss	(750)	(94)	(565)
Less: Net (loss) income attributable to noncontrolling interests, net of tax	—	(148)	92
Net (loss) income attributable to Aviat Networks	$(750)	$54	$(657)

Net (loss) income per share of common stock outstanding:
Basic	$(0.14)	$0.01	$(0.12)
Diluted	$(0.14)	$0.01	$(0.12)
Weighted average shares outstanding:
Basic	5,366	5,350	5,316
Diluted	5,366	5,695	5,316

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2019 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 28, 2018	June 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$28,397	$37,425
Restricted cash	3	3
Accounts receivable, net	50,874	43,068
Unbilled receivables	28,675	14,167
Inventories	8,682	21,290
Customer service inventories	1,324	1,507
Other current assets	7,351	6,006
Total current assets	125,306	123,466
Property, plant and equipment, net	16,889	17,179
Deferred income taxes	5,073	5,600
Other assets	11,923	9,816
Total long-term assets	33,885	32,595
TOTAL ASSETS	$159,191	$156,061
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$9,000	$9,000
Accounts payable	33,336	30,878
Accrued expenses	25,242	25,864
Advance payments and unearned income	13,670	19,300
Restructuring liabilities	1,923	1,426
Total current liabilities	83,171	86,468
Unearned income	7,562	6,593
Other long-term liabilities	1,253	1,250
Reserve for uncertain tax positions	3,343	2,941
Deferred income taxes	1,538	1,293
Total liabilities	96,867	98,545
Equity:
Preferred stock	—	—
Common stock	53	54
Additional paid-in-capital	816,483	816,426
Accumulated deficit	(741,487)	(746,359)
Accumulated other comprehensive loss	(12,725)	(12,605)
Total stockholders’ equity	62,324	57,516
TOTAL LIABILITIES AND EQUITY	$159,191	$156,061

AVIAT NETWORKS, INC.
Fiscal Year 2019 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating (loss) income, provision for or benefit from income taxes, net (loss) income attributable to Aviat Networks, diluted net (loss) income per share attributable to Aviat Networks, and adjusted (loss) income before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2019 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 28, 2018	% of Revenue	June 29, 2018	% of Revenue	September 29, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$17,925	29.6%	$23,185	37.1%	$17,296	30.8%
WTM inventory write-down recovery	(88)		(195)		(9)
Share-based compensation	48		49		44
Non-GAAP gross margin	17,885	29.6%	23,039	36.9%	17,331	30.8%

GAAP research and development expenses	$4,937	8.2%	$5,054	8.1%	$4,798	8.5%
Share-based compensation	(36)		(33)		(39)
Non-GAAP research and development expenses	4,901	8.1%	5,021	8.0%	4,759	8.5%

GAAP selling and administrative expenses	$13,706	22.7%	$15,586	24.9%	$13,722	24.4%
Share-based compensation	(352)		(586)		(491)
Strategic alternative costs	—		—		(394)
Non-GAAP selling and administrative expenses	13,354	22.1%	15,000	24.0%	12,837	22.8%

GAAP operating (loss) income	$(1,514)	(2.5)%	$1,014	1.6%	$(1,226)	(2.2)%
WTM inventory write-down recovery	(88)		(195)		(9)
Share-based compensation	436		668		574
Strategic alternative costs	—		—		394
Restructuring charges	796		1,531		2
Non-GAAP operating (loss) income	(370)	(0.6)%	3,018	4.8%	(265)	(0.5)%

GAAP income tax (benefit) provision	$(718)	(1.2)%	$1,152	1.8%	$(639)	(1.1)%

	Three Months Ended
	September 28, 2018	% of Revenue	June 29, 2018	% of Revenue	September 29, 2017	% of Revenue
	(In thousands, except percentages and per share amounts)
Tax refund from Inland Revenue Authority of Singapore	—		—		1,322
Tax receivable from Department of Federal Revenue of Brazil	1,646		—		—
Adjustment to reflect pro forma tax rate	(628)		(852)		(383)
Non-GAAP income tax provision	300	0.5%	300	0.5%	300	0.5%

GAAP (loss) income attributable to Aviat Networks	$(750)	(1.2)%	$54	0.1%	$(657)	(1.2)%
Share-based compensation	436		668		574
Strategic alternative costs	—		—		394
Restructuring charges	796		1,531		2
Nigeria FX loss on dividend receivable	—		—		1
WTM inventory write-down recovery	(88)		(195)		(9)
Tax refund from Inland Revenue Authority of Singapore	—		—		(1,322)
Tax receivable from Department of Federal Revenue of Brazil	(1,646)		—		—
Adjustment to reflect pro forma tax rate	628		852		383
Non-GAAP (loss) income attributable to Aviat Networks	$(624)	(1.0)%	$2,910	4.7%	$(634)	(1.1)%

Diluted (loss) income per share attributable to Aviat Networks’ stockholders:
GAAP	$(0.14)		$0.01		$(0.12)
Non-GAAP	$(0.12)		$0.51		$(0.12)

Shares used in computing diluted (loss) income per share
GAAP	5,366		5,695		5,316
Non-GAAP	5,366		5,695		5,316

ADJUSTED EBITDA:
GAAP (loss) income attributable to Aviat Networks	$(750)	(1.2)%	$54	0.1%	$(657)	(1.2)%
Depreciation and amortization of property, plant and equipment	1,288		1,218		1,282
Interest	(46)		(44)		(52)
Share-based compensation	436		668		574
Strategic alternative costs	—		—		394
Restructuring charges	796		1,531		2
Nigeria FX loss on dividend receivable	—		—		1
WTM inventory write-down recovery	(88)		(195)		(9)
(Benefit from) provision for income taxes	(718)		1,152		(639)
Adjusted EBITDA attributable to Aviat Networks	$918	1.5%	$4,384	7.0%	$896	1.6%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP (loss) income attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP (loss) income attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2019 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 28, 2018	June 29, 2018	September 29, 2017
	(In thousands)
North America	$27,763	$31,335	$31,002
International:
Africa and Middle East	14,147	14,692	13,462
Europe and Russia	3,712	6,307	4,446
Latin America and Asia Pacific	14,882	10,174	7,272
	32,741	31,173	25,180
Total Revenue	$60,504	$62,508	$56,182